Exhibit 10.20

FIRST AMENDMENT TO FORBEARANCE AGREEMENT

AND EIGHTH AMENDMENT TO NOTE PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO FORBEARANCE AGREEMENT AND EIGHTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of June 29, 2009, is entered into by and among PANTHER II TRANSPORTATION, INC., an Ohio corporation (“Company”), PANTHER EXPEDITED SERVICES, INC., a Delaware corporation f/k/a PTHR Holdings, Inc. (“Holdings”), PANTHER II, INC., an Ohio corporation f/k/a Sokolowski, Inc. (“Panther Sub”), ELITE TRANSPORTATION SERVICES, LLC d/b/a Elite Logistics Worldwide, an Oregon limited liability company (“Elite”), KEY TRANSPORTATION SERVICES, INC., a Texas corporation (“Integres Sub”), INTEGRES GLOBAL LOGISTICS, INC., a Delaware corporation (“Integres”; Company, Holdings, Panther Sub, Elite, Integres Sub and Integres are collectively referred to herein as the “Loan Parties” and each individually as a “Loan Party”), YORK STREET MEZZANINE PARTNERS L.P., YORK STREET MEZZANINE PARTNERS II, L.P., CUNA MUTUAL LIFE INSURANCE COMPANY, MEMBERS LIFE INSURANCE COMPANY, CUNA MUTUAL INSURANCE SOCIETY, CUMIS INSURANCE SOCIETY, INC. and the other purchasers from time to time party to the Note Purchase Agreement (collectively, the “Purchasers” and individually each a “Purchaser”).

R E C I T A L S

A. Company and the Purchasers have entered into that certain Note Purchase Agreement dated as of January 11, 2006 (as the same has been amended, restated, supplemented or otherwise modified from time to time, including pursuant to this Agreement, the “Note Purchase Agreement”);

B. The Loan Parties and the Purchasers have entered into that certain Forbearance Agreement and Seventh Amendment to Note Purchase Agreement dated as of April 6, 2009 (as the same has been amended, restated, supplemented or otherwise modified from time to time, including pursuant to this Agreement, the “Forbearance Agreement”); and

C. The Loan Parties and the Purchasers have agreed to amend the Note Purchase Agreement and the Forbearance Agreement in certain respects as more specifically set forth herein, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and subject to the terms and conditions hereof, the Agent, the Lenders and the Loan Parties hereby agree as follows:

Section 1. Defined Terms. All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement or, if not defined in the Credit Agreement, in the Forbearance Agreement.

Section 2. Amendments to Forbearance Agreement.

(a) Section 1 of the Forbearance Agreement is hereby amended by amending and restating the definition of the term “Forbearance Termination Date” in its entirety to read as follows:

Forbearance Termination Date shall mean the earlier to occur of (i) 12:00 p.m. (Chicago time) August 31, 2009, or such later date as the Majority Purchasers shall agree in writing, and (ii) the date on which the forbearance effectuated hereby ceases due to the occurrence of any of the events described in Section 7 hereof.

(b) Recital E of the Forbearance Agreement is hereby amended and restated in its entirety to read as follows:

E. The Purchasers have been made aware that certain Events of Default have occurred and are continuing pursuant to Section 7.1(c) of the Note Purchase Agreement as a result of Company’s failure to comply with (A) the Senior Leverage Ratio covenant set forth in Section 6.2 of the Note Purchase Agreement for the twelve (12) month periods ended March 31, 2009 and June 30, 2009, (B) the Fixed Charge Coverage Ratio covenant set forth in Section 6.3 of the Note Purchase Agreement for the twelve (12) month periods ended March 31, 2009 and June 30, 2009, and (C) the Interest Coverage Ratio covenant set forth in Section 6.4 of the Note Purchase Agreement for the twelve (12) month period ended June 30, 2009 (such Events of Default, collectively, the “Designated Events of Default”).

Section 3. Amendments to Note Purchase Agreement.

(a) Section 4.1 of the Note Purchase Agreement is hereby amended by amending and restating the last two provisos at the end of clause (a) thereto in their entirety to read as follows:

“; provided, however, that the audited financial statements described herein for the fiscal year ended December 31, 2008 (the “2008 Audited Financials”) shall be delivered no later than the earlier of (i) September 30, 2009 and (ii) the date that is thirty (30) days after the effective date of any amendment to this Agreement entered into after the Forbearance Effective Date”.

(b) Section 5.7 of the Note Purchase Agreement is hereby amended by amending and restating the second sentence of the third proviso to clause (d) thereof in its entirety to read as follows:

“Notwithstanding the foregoing, such fees and expenses shall continue to accrue during the Forbearance Period and any such accrued fees and expenses may later be paid, but only to the extent that (A) the Senior Leverage Ratio, recomputed for the most recent twelve month period ending on or prior to the date of such proposed payment for which financial statements have been delivered pursuant to subsection 4.1 hereof, shall be less than 3.00 to 1.00, and (B) the Company shall have previously paid in cash to the Purchasers the portion of the interest accruing on the Notes at the rate of 12% per annum for the interest period from January 1, 2009 through March 31, 2009 (the “QI Period”), the interest period from April 1, 2009 through June 30, 2009 (the “Q2 Period”), and the interest period from July1, 2009 through September 30, 2009 (the “Q3 Period”) and provided that the remainder of such interest (i.e., 4% per annum) accruing during the Q1 Period, the Q2 Period and the Q3 Period shall have been capitalized and added to the outstanding principal amount of the Notes on March 31, 2009, June 30, 2009 and September 30, 2009, respectively (it being understood and agreed that, for the avoidance of doubt, in no event shall any such accrued fees and expenses (including any amounts which have been compounded or otherwise capitalized) be paid if, at the time of such proposed payment, any of the events described in the second proviso of the immediately preceding sentence shall have occurred and been continuing).”

Section 4. Agreements.

(a) Each Loan Party hereby agrees and acknowledges that, the implementation of the Forbearance Period in accordance with the terms of the Forbearance Agreement notwithstanding, (i) the Designated Events of Default constitute existing Events of Default for all purposes under the Senior Subordinated Debt Documents, including, without limitation, for determining whether or not certain actions may be taken or otherwise acquiesced to by or on behalf of Company or any other Loan Party (and each Loan Party agrees that it shall not take any actions or permit any actions to occur without the prior written consent of the Majority Purchasers to the extent prohibited under the Senior Subordinated Debt Documents during the existence of any Event of Default) except, during the Forbearance Period, for permitting the Purchasers to (A) impose the Default Rate of interest pursuant to and in accordance with Section 1.1 of the Note Purchase Agreement as a result of the Designated Events of Default, or (B) to accelerate the Obligations or exercise other remedies under the Note Purchase Agreement or any other Senior Subordinated Debt Document as a result of the Designated Events of Default, and (ii) (A) pursuant to the terms and conditions set forth in Section 5.2(e) of the Note Purchase Agreement, as a result of the Designated Events of Default, the Loan Parties are prohibited from making any dispositions of the type described in Section 5.2(e) of the Note Purchase Agreement, (B) pursuant to the terms and conditions set forth in Section 5.7(b) of the Note Purchase Agreement, as a result of the Designated Events of Default, the Loan Parties are prohibited from paying any of the performance bonuses to officers or employees of the type described in Section 5.7(b) of the Note Purchase Agreement, (C) pursuant to the terms and conditions set forth in Section 5.11(b) of the Note Purchase Agreement, as a result of the Designated Events of Default, the Loan Parties are prohibited from making any Restricted Payments of the type described in Section 5.11(b) of the Note Purchase Agreement, (D) pursuant to the terms and conditions set forth in Section 5.11(d) of the Note Purchase Agreement, as a result of the Designated Events of Default, the Loan Parties are prohibited from making any Restricted Payments of the type described in Section 5.11(d) of the Note Purchase

Agreement, and (E) pursuant to the terms and conditions set forth in Section 5.11(g) of the Note Purchase Agreement, as a result of the Designated Events of Default, the Loan Parties are prohibited from making any Restricted Payments of the type described in Section 5.11(g) of the Note Purchase Agreement. Accordingly, any actions taken or omitted by the Loan Parties in violation of such provisions while any Event of Default exists will constitute additional Events of Default under the Note Purchase Agreement and the other Senior Subordinated Debt Documents.

(b) The Loan Parties agree to deliver to the Purchasers by no later than July 22, 2009 revised projections of Company’s and its Subsidiaries’ consolidated and consolidating financial performance for the period commencing June 1, 2009 through and including December 31, 2010 on a month by month basis.

(c) Company agrees to make itself and its senior management members available for a telephone conference with the Purchasers prior to August 10, 2009 to respond to inquiries and information requests from the Purchasers concerning the projections described in clause (b) above, a proposal for revised amendment terms and operations of Company and its Subsidiaries.

Section 5. Ratification of Liability and Outstanding Obligations; Acknowledgment of Rights; Release of Claims. Each Loan Party hereby ratifies and confirms its liabilities, obligations and agreements under the Note Purchase Agreement and the other Senior Subordinated Debt Documents, and acknowledges that: (i) it has no defenses, claims or set-offs to the enforcement by any Purchaser of such liabilities, obligations and agreements through and as of the date hereof; (ii) each Purchaser has fully performed all undertakings owed to the Loan Parties through and as of the date hereof; (iii) the Recitals set forth above are true and correct in all material respects and hereby are incorporated into this Agreement by this reference; and (iv) except to the limitedextent of the Purchasers’ agreement to forbear contained in the Forbearance Agreement, no Purchaser waives, diminishes or limits any term or condition contained in the Note Purchase Agreement or in any of the other Senior Subordinated Debt Documents. Each Loan Party hereby acknowledges, confirms and agrees that (i) as of the date of this Agreement, the outstanding principal amount of the Notes is $28,415,049.61, plus accrued and unpaid interest, fees and other costs and expenses payable under the Note Purchase Agreement and the other Senior Subordinated Debt Documents, and (ii) the payment of such amount is not subject to any defense, counterclaim, recoupment or offset of any kind. IN CONSIDERATION OF THE PURCHASERS’ AGREEMENT TO FORBEAR AND THE OTHER AGREEMENTS OF THE PURCHASERS CONTAINED IN THIS AGREEMENT, EACH LOAN PARTY, JOINTLY AND SEVERALLY, HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES EACH PURCHASER AND EACH OF ITS AFFILIATES, SUBSIDIARIES, SUCCESSORS, ASSIGNS, PARTICIPANTS, DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS AND CAUSES OF ACTION WHATSOEVER WHICH SUCH LOAN PARTY OR ANY OF ITS AFFILIATES MAY NOW HAVE OR CLAIM TO HAVE AGAINST SUCH PURCHASERS OR ANY OTHER RELEASED PERSON ON ACCOUNT OF OR IN ANY WAY RELATING TO, CONCERNING ARISING OUT OF OR BASED UPON THE NOTE PURCHASE AGREEMENT, THE OTHER SENIOR SUBORDINATED DEBT DOCUMENTS AND/OR THE TRANSACTIONS

CONTEMPLATED OR OTHERWISE EVIDENCED THEREBY, AND OF EVERY NATURE AND EXTENT WHATSOEVER, IN EACH CASE TO THE EXTENT (Y) ARISING ON OR PRIOR TO THE DATE HEREOF OR (Z) OUT OF, OR RELATING TO, ACTIONS, DEALINGS OR MATTERS OCCURRING ON OR PRIOR TO THE DATE HEREOF, BUT IN ALL CASES EXCLUDING ANY SUCH DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS AND CAUSES OF ACTION TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PURCHASER, IN EACH CASE AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL NON-APPEALABLE JUDGMENT OR ORDER.

Section 6. Conditions to Effectiveness. The effectiveness of the Purchasers’ obligations and agreements under this Agreement is subject to the satisfaction of all of the following conditions in a manner, form and substance reasonably satisfactory to the Majority Purchasers:

(a) Delivery of Agreement. This Agreement shall have been duly authorized, executed and delivered to the Purchasers by the parties hereto.

(b) Delivery of Senior Credit Agreement. The Loan Parties and the Senior Lenders shall have executed and delivered to the Purchasers evidence in form and substance reasonably satisfactory to the Majority Purchasers of a corresponding amendment to the Senior Credit Agreement and the Senior Lenders’ forbearance under the Senior Credit Agreement.

(c) Delivery of Subordination Agreement. The Loan Parties and the Senior Lenders shall have executed and delivered to the Purchasers the Reaffirmation of and Fourth Amendment to Subordination Agreement.

(d) Satisfaction of the Majority Purchasers’ Counsel. All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Majority Purchasers.

(e) Delivery of Other Documents. Company shall have delivered such other instruments, documents, certificates, consents and waivers as any Purchaser may reasonably request.

(f) Fees. The Purchasers shall have received payment of all accrued and unpaid reasonable fees, costs and expenses due to the Purchasers, including, without limitation, the reasonable fees, charges and disbursements of Goodwin Procter LLP, in connection with the negotiation, execution and delivery of this Agreement and any related document.

The signature on behalf of the Loan Parties hereto shall constitute a representation, warranty and covenant by such Persons that the conditions set forth in this Section 6 have been satisfied or waived in writing by the Majority Purchasers as of the date hereof.

Section 7. No Waiver; Subsequent Defaults.

(a) Each Loan Party acknowledges that nothing contained herein is, or shall be construed to be, a waiver or release by any Purchaser of any right, claim or cause of action, including, without limitation, any such right, claim or cause of action arising from or related to, directly or indirectly, the Designated Events of Default, or a waiver or release of the Designated Events of Default themselves. Except as otherwise expressly set forth herein prior to the Forbearance Termination Date, the Purchasers expressly reserve all rights, remedies, claims and causes of action against Company and the other Loan Parties, including, without limitation, all such rights, remedies, claims and causes of action arising from or related to, directly or indirectly, the Designated Events of Default.

(b) The Purchasers reserve all rights, claims and causes of action with respect to all Defaults and Events of Default, and each Loan Party acknowledges that nothing herein prohibits or prevents, or shall be construed to prohibit or prevent, the exercise or enforcement by the Purchasers of any such right, claim or cause of action at any time (except as expressly provided herein with respect to the Designated Events of Default).

(c) Any default by any Loan Party of any of its obligations under Sections 4(b) or 4(c) of this Agreement shall constitute an immediate Event of Default under the Note Purchase Agreement, without further action or notice by or any behalf of any Purchaser or any other Person.

Section 8. No Assurances regarding Extension of Forbearance Period or Restructuring of Note Purchase Agreement. Without limiting the generality of Section 7 above and notwithstanding anything in this Agreement to the contrary, (i) the Loan Parties will not assert, claim or contend that any prior action or course of conduct by any or all of the Purchasers constitutes an agreement, obligations or cause of declining to continue such action or course of conduct in the future and (ii) the Loan Parties hereby acknowledge and agree that the Purchasers have made no commitment as to how or whether the Designated Events of Default will be resolved, nor have they given any assurances or commitments with respect to any additional or future forbearance, waiver, restructuring or accommodation of any kind upon the occurrence of the Forbearance Termination Date. Any agreement by the Purchasers to extend the Forbearance Termination Date, if any, must be set forth in writing and signed by a duly authorized signatory of the Majority Purchasers.

Section 9. Representations and Warranties. Each Loan Party represents and warrants to each Purchaser that: (i) it has the corporate or limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (ii) upon the execution and delivery hereof, this Agreement shall constitute the legal, valid and binding obligation of such Loan Party, enforceable upon such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability; (iii) the execution and delivery of this Agreement does not and will not contravene, conflict with, violate or constitute a default under the Organization Documents of such Loan Party, any Requirement of Law, any order, injunction, writ or decree of any Governmental Authority to which such Loan Party or its Property is subject or any material

Contractual Obligation to which such Loan Party is a party; (iv) no Default or Event of Default presently exists other than the Designated Events of Default, and (v) except as set forth in that certain First Amendment to Forbearance Agreement and Eighth Amendment to Credit Agreement dated as of the date hereof by and among the Loan Parties, the Senior Lenders signatory thereto and Antares Capital Corporation, as administrative agent for the Senior Lenders (the “Senior Amendment”), neither the Sponsor, any Loan Party nor any of their respective Affiliates has paid or has agreed to pay any fee (including any amendment fee), consideration or other amount to any lender or agent party to any Senior Loan Document in connection with the Senior Amendment or the forbearance and the amendments contemplated thereby.

Section 10. Costs and Expenses. Each Loan Party hereby ratifies and reaffirms its fee, cost and expense reimbursement obligations under Section 11.4 of the Note Purchase Agreement.

Section 11. Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed an original and all of which, when taken together, shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 12. Further Assurances. Each Loan Party covenants and agrees that it will at any time and from time to time do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as may be reasonably required by any Purchaser to effectuate fully the intent of this Agreement.

Section 13. Amendment to the Note Purchase Agreement and the other Senior Subordinated Debt Documents. The Note Purchase Agreement and the other Senior Subordinated Debt Documents shall be deemed to be amended by this Agreement. Any references contained in the Note Purchase Agreement or any other Senior Subordinated Debt Document to the “Note Purchase Agreement” shall be deemed to refer to the Note Purchase Agreement, as amended hereby. Except as amended hereby, all terms and conditions of the Note Purchase Agreement and the other Senior Subordinated Debt Documents remain in full force and effect. This Agreement is not a novation, nor is it to be construed as a release, waiver, extension of forbearance or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Note Purchase Agreement or any of the other Senior Subordinated Debt Documents, except as expressly stated herein. This Agreement shall constitute a Senior Subordinated Debt Document.

Section 14. Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

Section 15. Captions. The captions and headings in this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 16. Entire Agreement. Except to the extent specifically set forth herein, the Purchasers reserve and preserve all rights and remedies under the Note Purchase Agreement and the other Senior Subordinated Debt Documents. The Forbearance Agreement and this Agreement contain the entire agreement among the Purchasers and the Loan Parties with respect to the Designated Events of Default and with respect to the Purchasers’ agreement to forbear from exercising rights and remedies on account of the Designated Events of Default.

Section 17. Drafting and Negotiation of Agreement. Each Loan Party acknowledges that (i) it has been represented by its own counsel in connection with the negotiation, preparation and execution of this Agreement and all other agreements, documents and instruments executed in connection herewith and therewith, and the transactions contemplated herein and therein, (ii) it has exercised independent judgment with respect to such negotiation, preparation and execution and transactions, (iii) it has not relied on any other party hereto or thereto (or counsel for such party) with respect to such agreements, documents and instruments and such transactions and (iv) any principal of contract construction that favors or disfavors the parties whose attorneys have drafted a contract, or provision thereof, shall not be applied to this Agreement or such other agreements, documents and instruments. No prior drafts of this Agreement, or any negotiations regarding the terms in those drafts, shall be admissible in any court to vary or interpret the terms of this Agreement, the parties hereto agreeing that this Agreement constitutes the final expression of the parties’ agreement and supersedes all prior written and oral understandings regarding the terms of this Agreement.

Section 18. Governing Law; Submission to Jurisdiction. (a) The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement.

(b) Any legal action or proceeding with respect to this Agreement or any other Senior Subordinated Debt Document may be brought in the courts of the State of New York located in the City of New York, New York, or of the United States of America sitting in New York, New York and, by execution and delivery of this Agreement, Company and each other Loan Party executing this Agreement hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

Section 19. WAIVER OF JURY TRIAL. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, THE OTHER SENIOR SUBORDINATED DEBT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

Section 20. Reaffirmation. Each of the Loan Parties as debtor or guarantor or in any other similar capacity in which such Loan Party otherwise acts as accommodation party, as the case may be, hereby: (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Senior Subordinated Debt Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party guaranteed the Obligations under or with respect to the Senior Subordinated Debt Documents, ratifies and reaffirms such guarantee. Each of the Loan Parties hereby consents to this Agreement and acknowledges that each of the Senior Subordinated Debt Documents remains in full force and effect and is hereby ratified and reaffirmed.

[remainder of page intentionally left blank;

signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

COMPANY:

PANTHER II TRANSPORTATION, INC., an Ohio corporation

By:	/s/ Roy Showman
Name:	Roy Showman
Title:	CFO

OTHER LOAN PARTIES:

PANTHER EXPEDITED SERVICES, INC., a Delaware corporation f/k/a PTHR Holdings, Inc.

By:	/s/ Roy Showman
Name:	Roy Showman
Title:	CFO

PANTHER II, INC, an Ohio corporation f/k/a

By:	/s/ Roy Showman
Name:	Roy Showman
Title:	CFO

INTEGRES GLOBAL LOGISTICS, INC., a Delaware corporation

By:	/s/ Roy Showman
Name:	Roy Showman
Title:	CFO

KEY TRANSPORTATION SERVICES, INC., a Texas corporation

By:	/s/ Roy Showman
Name:	Roy Showman
Title:	CFO

ELITE TRANSPORTATION SERVICES, LLC d/b/a Elite Logistics Worldwide, an Oregon limited liability

By:	/s/ Roy Showman
Name:	Roy Showman
Title:	CFO

PURCHASERS: YORK STREET MEZZANINE PARTNERS, L.P.

By:	York Street Capital Partners, L.L.C., its general partner

By:	/s/ Christopher A. Layden
Name:	Christopher A. Layden
Title:	Managing Director

YORK STREET MEZZANINE PARTNERS II, L.P.

By:	York Street Capital Partners II, L.LC., its general partner

By:	/s/ Christopher A. Layden
Name:	Christopher A. Layden
Title:	Managing Director

CUNA MUTUAL INSURANCE SOCIETY

By:	/s/ James E. McDonald Jr.
Name:	James E. McDonald, Jr.
Title:	Director, Private Placements

CUMIS INSURANCE SOCIETY, INC.

By:	/s/ James E. McDonald Jr.
Name:	James E. McDonald, Jr.
Title:	Director, Private Placements

MEMBERS LIFE INSURANCE COMPANY

By:	/s/ James E. McDonald Jr.
Name:	James E. McDonald, Jr.
Title:	Director, Private Placements

CUNA MUTUAL LIFE INSURANCE COMPANY

By:	/s/ James E. McDonald Jr.
Name:	James E. McDonald, Jr.
Title:	Director, Private Placements